                                                                  EXHIBIT 11.1

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                    COMPUTATION OF INCOME PER COMMON SHARE

                                                  Six-month periods ended
                                                  -----------------------
                                                         August 31,
                                                    1997            1996
                                                    ----            ----
PRIMARY INCOME PER SHARE

Net income allocable to common and
  common equivalent shares                       $  581,927      $  458,667
                                                 ----------      ----------
                                                 ----------      ----------
   Weighted average number of
     common shares outstanding                    2,912,327       2,905,149
   Net effect of dilutive stock options
     and warrants based on the Treasury
     Stock Method using average market
     price                                           12,374          46,137
                                                 ----------      ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                  2,924,701       2,951,286
                                                 ----------      ----------
                                                 ----------      ----------
Primary income per common
  and common equivalent share                    $      .20      $      .16
                                                 ----------      ----------
                                                 ----------      ----------

                                                                  EXHIBIT 11.1

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                    COMPUTATION OF INCOME PER COMMON SHARE

                                                 Three-month periods ended
                                                 -------------------------
                                                         August 31,
                                                    1997            1996
PRIMARY INCOME PER SHARE                            ----            ----

Net income allocable to common and
  common equivalent shares                       $  493,806      $  294,830
                                                 ----------      ----------
                                                 ----------      ----------
   Weighted average number of
     common shares outstanding                    2,912,354       2,905,149
   Net effect of dilutive stock options
     and warrants based on the Treasury
     Stock Method using average market
     price                                           14,062          59,134
                                                 ----------      ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                  2,926,416       2,964,283
                                                 ----------      ----------
                                                 ----------      ----------
Primary income per common
  and common equivalent share                    $      .17      $      .10
                                                 ----------      ----------
                                                 ----------      ----------


                                       23